UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2007 (March 2, 2007)

International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408
(Address, Including Zip Code, of Principal Executive Offices)

(336) 379-6220
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On March 8, 2007, International Textile Group, Inc. (the “Company”) announced that it had entered into a Stock Exchange Agreement (the “Stock Exchange Agreement”) with WLR Recovery Fund III, L.P. (“Fund III”) and certain other parties thereto (such parties, together with Fund III, collectively, the “Sellers”), pursuant to which the Company has agreed to acquire (the “Acquisition”) all of the outstanding shares of BST U.S. Holdings, Inc. (“BST Holdings”) in exchange for the issuance of $84.0 million of Series A Preferred Stock (the “Preferred Stock”) of the Company. BST Holdings owns the BST Safety Textiles business (“BST”).

BST, based in Maulburg, Germany, is a leading international manufacturer of flat and one piece woven fabrics for automotive air bags as well as narrow fabrics for seat belts and military and technical uses. Completion of the Acquisition remains subject to the satisfaction of various conditions customary for a transaction of this nature, and is expected to occur in April 2007.

Fund III is an affiliate of Wilbur L. Ross, Jr., the chairman of the board of directors (the “Board”) of the Company. Mr. Ross and his affiliates own approximately 82% of the Company’s common stock, par value $0.01 per share (“Common Stock”), and, after giving effect to the completion of the transactions contemplated by the Stock Exchange Agreement and the issuance of the shares of Preferred Stock thereunder, when taken together with the shares of Preferred Stock owned by Mr. Ross and his affiliates, as described below, will hold approximately 87% of the Company’s total outstanding voting power.

The Board formed a special committee (the “Special Committee”) consisting of the members of the Board who are not affiliated with Wilbur L. Ross, Jr., and the Special Committee, along with its independent legal and financial advisors, negotiated and approved the terms and conditions of the Stock Exchange Agreement. See Item 3.02 below for additional information regarding the Special Committee’s financial advisor.

Separately, and in connection with the issuance of certain shares of Preferred Stock described in Item 3.02 below, the Company has entered into a Stockholders Agreement (the “Stockholders Agreement”), dated as of March 2, 2007 with WLR Recovery Fund II, L.P. (“Fund II”), Fund III and Co-Investment L.P. (as defined below), and the other investors from time to time party thereto. The Stockholders Agreement sets out certain of the rights and obligations of the holders of the Preferred Stock. Specifically, the Stockholders Agreement imposes certain restrictions on the transferability of such shares, and provides certain holders thereof with “tag-along” rights in the event of qualifying sales of shares of Preferred Stock. In addition, the Stockholders Agreement gives the holders of a specified number of shares of Preferred Stock the ability to require the Company to register such shares pursuant to the registration provisions of the Securities Act of 1933, as amended, (the “Securities Act”) in certain circumstances and also to participate in certain registrations initiated by the Company.

A copy of the press release announcing the execution of the Stock Exchange Agreement and the issuance and sale of the Preferred Stock, described in Item 3.02 below, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

On March 2, 2007, the Company entered into a Debt Exchange Agreement (the “Debt Exchange Agreement”) with Fund II. Pursuant to the Debt Exchange Agreement, the Company, which was a successor obligor with respect to approximately $68 million of indebtedness owed to Fund II, repaid and had discharged its obligations under such indebtedness in exchange for the issuance of an aggregate of 2,719,695 shares of Preferred Stock, as further described in Item 3.02 below.

Fund II is an affiliate of Wilbur L. Ross, Jr., the chairman of the Board. The third paragraph of Item 1.01 is incorporated herein by this reference.

The Special Committee, along with its independent legal and financial advisors, negotiated and approved the terms of the Debt Exchange Agreement.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities

On March 2, 2007, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Fund III and WLR/GS Master Co-Investment, L.P. (“Co-Investment L.P.”) providing for the issuance and sale of an aggregate of 2,000,000 shares of Preferred Stock at a price of $25.00 per share, for a total purchase price of $50.0 million.

In addition and as described in Item 1.02 above, also on March 2, 2007, the Company entered into the Debt Exchange Agreement pursuant to which it issued an aggregate of 2,719,695 shares of Preferred Stock to Fund II.

Based upon the provisions of the Subscription Agreement and the Debt Exchange Agreement, as applicable, including the representations and warranties of the parties therein, the Company believes that the issuance and sale of the Preferred Stock was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder.

At any time on or after December 31, 2007, the Preferred Stock is convertible, at the option of the holder thereof, into a number of shares of Common Stock equal to $25.00 (subject to certain adjustments, the “Liquidation Value”) divided by the book value per share of the Common Stock, as reflected in the Company’s audited financial statements, as of December 31 2006. Shares of Preferred Stock are not convertible prior to December 31, 2007.

In addition, upon the consummation of a Public Offering (as defined in the Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”), each share of Preferred Stock will automatically convert into a number of shares of Common Stock equal to the Liquidation Value divided by the product of (i) the price per share of Common Stock sold in such Public Offering and (ii) 0.75.

The Special Committee, along with its independent legal and financial advisors, negotiated and approved the terms of the Subscription Agreement and the Preferred Stock.

SunTrust Robinson Humphrey acted as financial advisor to the Special Committee in connection with the issuances of Preferred Stock to be made in the acquisition of BST, as described in Item 1.01 above, and the issuances of Preferred Stock pursuant to the Subscription Agreement and the Debt Exchange Agreement, and rendered opinions to the Special Committee with respect to the fairness from a financial point of view of the transactions to the holders of Common Stock other than WL Ross & Co., LLC and its affiliates. Such opinions were provided solely for the use and benefit of the Special Committee in connection with its evaluation of the transactions and may not be relied upon or used by any other person for any other purpose. The opinions are subject to a number of important assumptions, qualifications, and limitations on the review undertaken and other matters, and do not constitute advice or a recommendation to any security holder of ITG with respect to any investment decision regarding ITG’s Common Stock or otherwise. In addition, the opinions do not address the underlying business decision of the Special Committee to recommend, or ITG to engage in, the transactions or the relative merits of the transactions as compared to any alternative transactions or business strategies that might be available to ITG.

Section 5 – Corporate Governance and Management

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the issuance and sale of the Preferred Stock, on March 2, 2007 the Board adopted, and the Company filed with the Secretary of State of the State of Delaware, the Certificate of Designation.

In addition to the conversion rights described in Item 3.02 above, which description is incorporated herein by this reference, the Certificate of Designation provides the following:

•	At any time on or after December 31, 2007, the Company may redeem any or all shares of Preferred Stock upon notice to the holders thereof and payment of 110% of the Liquidation Value;

•

Dividends on the Preferred Stock will be cumulative and will accrue and be payable quarterly, in arrears, at an annual rate of 7.5%. Dividends will be payable, at the Company’s option, in either cash or additional shares of Preferred Stock; and

•

Shares of Preferred Stock will vote together with shares of Common Stock on all matters submitted to a vote of the Company’s stockholders. Each share of Preferred Stock will be entitled to one vote per share on all such matters.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Number	Name
99.1	Press release, dated March 8, 2007

99.2	Certificate of Designation of Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Karyl P. McClusky
Name:	Karyl P. McClusky
Title:	Vice President and Treasurer

Date: March 8, 2007

EXHIBIT INDEX

Number	Name
99.1	Press release, dated March 8, 2007

99.2	Certificate of Designation of Series A Convertible Preferred Stock